As filed with the Securities
and Exchange Commission on
October 20, 2004                       Registration No. 333-
----------------------------------------------------------------


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                        -----------------

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ------------------

                           ENNIS, INC.
     (Exact name of registrant as specified in its charter)


               Texas                            75-0256410
    (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification No.)

       2441 Presidential Parkway,
          Midlothian, Texas                        76065
(Address of Principal Executive Offices)         (Zip Code)


                       ------------------
          2004 LONG-TERM INCENTIVE PLAN OF ENNIS, INC.
                    (Full title of the plan)
                       ------------------

     Keith S. Walters                               Copy to:
     Chairman, CEO and             Shelly A. Youree           Norman R. Miller
         President             Thompson & Knight L.L.P.   Kirkpatrick & Lockhart LLP
        Ennis, Inc.              1700 Pacific Avenue 	    2828 North Harwood Street
2441 Presidential Parkway,           Suite 3300                   Suite 1800
     Midlothian, Texas           Dallas, Texas 75201          Dallas, Texas 75201
    (Name and address of            (214) 969-1700              (214) 939-4900
    agent for service)

      (972) 775-9801
     (Telephone number,
         including
  area code, of agent for
         service)


                      CALCULATION OF REGISTRATION FEE
                      -------------------------------

    Title of      Amount     Proposed   Proposed    Amount of
   securities     to be      maximum     maximum   registration
     to be      Registered   offering   aggregate      fee
   registered               price per   offering
                            share (1)   price (1)
   ----------   ----------  ---------- -----------   ---------
  Common Stock,  500,000      $20.43   $10,215,000    $1,295
    $2.50 par   shares (3)
      value
  per share (2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") and based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on October 18, 2004.

(2)  Includes related preferred stock purchase rights.

(3) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

                        EXPLANATORY NOTE

     The contents of Registration Statement No. 333-58963 relating to the Registrant's 1998 Option and Restricted Stock Plan (the "1998 Plan") filed by the Registrant with the Securities and Exchange Commission ("SEC") on July 13, 1998 (the "Prior Registration Statement") are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register the offering and sale of 500,000 additional shares of Common Stock of the Registrant pursuant to Registrant's 2004 Long-Term Incentive Plan, which amends and restates the 1998 Plan.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The contents of the Prior Registration Statement, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement. In addition, the following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 29, 2004.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarters ended May 31, 2004 and August 31, 2004.

     (3)   The  Registrant's current reports on Forms  8-K  dated
     June 25, 2004, June 29, 2004, and July 15, 2004.

     (4) The description of the Common Stock of the Registrant contained in its Registration Statement on Form 8-A filed under Section 12(b) of the Securities Exchange Act of 1934, as filed with the Securities and Exchange Commission, including any amendment or report filed for the purpose of updating such description.

     (5) The description of the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed under Section 12(b) of the Securities Exchange Act of 1934, as filed with the Securities and Exchange Commission, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.             Exhibits.
                    --------

     The following documents are filed as exhibits to this Registration Statement:

               4.1 2004 Long-Term Incentive Plan of Ennis, Inc., effective as of June 17, 2004.

               5.1  Opinion   of   Kirkpatrick  &  Lockhart  LLP,
                    regarding 500,000  shares of Common Stock.

               23.1 Consent  of  Ernst  &  Young LLP, Independent
                    Registered   Public   Accounting   Firm    to
		    incorporation of report by reference.

               23.2 Consent of  counsel  (included in the opinion
		    of Kirkpatrick & Lockhart LLP, filed herewith as Exhibit 5.1).

               24.1 Power of Attorney (included on signature page
	            to this Registration Statement).





                   [Signature Page to Follow]

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian, State of Texas on October 20, 2004.

                                    ENNIS, INC.
                                    By:  /s/ KEITH S. WALTERS
                                    -----------------------------
                                    Keith S. Walters, Chairman,
                                    CEO and President


                        POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Keith S. Walters and Harve Cathey, and each of them singularly, as our true and lawful attorneys-in-fact and agents, with full power to execute in our names and on our behalf in the capacities indicated below, any and all amendments to the Registration Statement to be filed with the Securities Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

       Signature                Title               Date
       ---------                -----               ----
/s/ KEITH S. WALTERS      Chairman of the      October 20, 2004
--------------------      Board, Chief
    Keith S. Walters      Executive Officer
                          and President

/s/ HARVE CATHEY          Vice President of    October 20, 2004
----------------          Finance, Chief
    Harve Cathey          Financial Officer,
                          Secretary

/s/ RONALD M. GRAHAM      Vice President,      October 20, 2004
--------------------      Director
    Ronald M. Graham

/s/ JAMES B. GARDNER      Director             October 20, 2004
--------------------
    James B. Gardner

/s/ HAROLD W. HARTLEY     Director             October 20, 2004
---------------------
    Harold W. Hartley

/s/ ROBERT L. MITCHELL    Director             October 20, 2004
---------------------
    Robert L. Mitchell

/s/ THOMAS R. PRICE       Director             October 20, 2004
-------------------
    Thomas R. Price

/s/ KENNETH G. PRITCHETT  Director             October 20, 2004
------------------------
    Kenneth G. Pritchett

/s/ ALEJANDRO QUIROZ      Director            October 20, 2004
--------------------
    Alejandro Quiroz

/s/ JAMES C. TAYLOR       Director            October 20, 2004
-------------------
    James C. Taylor